Exhibit 99.1

Launch of Kiwibox Version 2.0 Increases Daily New Member Registration 75 Percent

Teen social network and online magazine continues impressive organic growth as company secures additional $1 million investment for marketing strategies

New York, NY - September 17, 2008 - Magnitude Information Systems, Inc. (Magnitude) (OTC Bulletin Board: MAGY.OB - News) disclosed today the following developments concerning Kiwibox, its primary business unit.

Kiwibox (http://kiwibox.com), the first social networking destination and online magazine where teens produce, discover, and share content while connecting with friends, announced today that in the six weeks since the launch of Kiwibox 2.0, the company has seen substantial growth among its user base. In the first half of September alone, the company has seen an increase in daily new member registration of more than 75%.

“The launch of Kiwibox 2.0, including enhanced profiles, daily entertainment news, revamped game section, and exclusive video content featuring teen VJs, has attracted an influx of new members,” said Lin Dai, CEO of Kiwibox. “Teens and their friends are driven to the site because of the new features and the ability to connect through content in ways that aren’t available on other social networks. We expect our community to continue this impressive growth as more teens realize the promise of the Kiwibox platform, letting them truly express themselves in a variety of ways.”

Additionally, Magnitude has received a commitment of $1 million for the Kiwibox operations from a private investor base. The funding will be put towards advancing the company’s aggressive marketing strategy aimed at continued growth of the Kiwibox teen community.

“The surge in traffic illustrates that the management team at Kiwibox is clearly on the right track in building the community,” said Rudolph Hauke, CEO of Magnitude. “Our investment represents a continued confidence in the Kiwibox business model and will serve to expedite the company’s growth, executing a robust marketing campaign to reach the teen audience.”

Since its founding in 1999, Kiwibox has set out to become the premiere online distribution and marketing channel, connecting advertisers with the highly sought after teen audience, in a controlled and interactive environment.

For more information, visit http://kiwibox.com.

About Kiwibox
Founded in 1999, Kiwibox.com is the first social networking destination and online magazine where teens produce, discover, and share content. Kiwibox members are teens in the know who go to Kiwibox to enjoy personalized content and share their interests with peers. Kiwibox provides one of the largest distribution and marketing channels to connect advertisers with the highly sought after teen audience, in a controlled and interactive environment. For more information, visit http://kiwibox.com.

This press release contains certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results, depending on a variety of factors. Potential factors that could impact results include the general economic conditions in different countries around the world, fluctuations in global equity and fixed income markets, exchange rates, rating agency actions, resolution of pending regulatory investigations and related issues, including those related to compensation arrangements with underwriters, pension funding, ultimate paid claims may be different from actuarial estimates and actuarial estimates may change over time, changes in technology and internet developments, commercial property and casualty markets and commercial premium rates, the competitive environment, the actual costs of resolution of contingent liabilities and other loss contingencies, and the heightened level of potential errors and omissions liability arising from placements of complex policies and sophisticated reinsurance arrangements in an insurance market in which insurer reserves are under pressure. Further information, concerning the Company and its business, including factors that potentially could materially affect the Company's financial results, is contained in the Company's filings with the Securities and Exchange Commission.